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                                                                    Exhibit 99.4

       Origen Manufactured Housing Trust 2004-B Annual Summary Statement

                                                10/15/2004        11/15/2004         12/15/2004        2004 Aggregate
                                                                                                       --------------
Principal Payment Allocable to Holders        $1,966,955.66     $2,410,043.31      $1,667,110.89       $6,044,109.86

Interest Payment Allocable to Holders         $ 650,698.34      $ 645,994.03       $ 640,230.01        $1,936,922.38

Servicing Fee                                 $ 208,400.94      $ 206,990.44       $ 204,825.09        $  620,216.47